EXHIBIT 99.3
Execution Version
TRANSITION LICENSE AGREEMENT
     This TRANSITION LICENSE AGREEMENT (this “Agreement”), dated as of October 23, 2006 (the “Effective Date”), is entered into by and between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation (“FNT”), and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (“FIS”). FNT and FIS are each herein referred to as a “Party” and together, as the “Parties.”
W I T N E S S E T H:
     WHEREAS, in connection with the consummation of the transactions contemplated by that certain Securities Exchange and Distribution Agreement dated as of June 25, 2006, as amended and restated as of September 18, 2006 (as so amended and restated, the “Distribution Agreement”), between Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and FNT, and the consummation of the transactions contemplated by that certain the Agreement and Plan of Merger dated as of June 25, 2006 as previously amended and as amended and restated as of September 18, 2006 (as so amended and restated, the “FIS Merger Agreement”), between FNF and FIS, the Parties wish to enter into this agreement; and
     WHEREAS, FNT has the authority and power, or has caused members of the FNT Group to authorize and empower FNT, to deliver the rights herein granted to FIS, and FIS has the authority and power, or has caused members of the FIS Group to authorize and empower FIS, to deliver the rights herein granted to FNT;
     NOW, THEREFORE, in consideration of the premises, and of the cross representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Certain Definitions
(a)	“Competitors” for FNT shall mean those companies set forth on Schedule 1 and for FIS shall mean those companies set forth on Schedule 2.

(b)	“Dispute” has the meaning set forth in Section 8.

(c)	“Expiration Date” has the meaning set forth in Section 9.

(d)	“FIS Group” means FIS, Subsidiaries of FIS, and each Person that FIS directly or indirectly controls (within the meaning of the Securities Act) immediately after the Effective Date, and each other Person that becomes an Affiliate of FIS after the Effective Date.

(e)	“FNT Group” means FNT, Subsidiaries of FNT, and each Person that is an Affiliate of FNT (other than FNF or any member of the FIS Group) immediately after the Effective Date, and each other Person that becomes an Affiliate of FNT after the Effective Date.

(f)	“FNT Marks” has the meaning set forth in Section 2.

(g)	“Intercompany Agreements” means the following agreements each executed on or about, and dated as of, the Effective Date, unless otherwise indicated herein
(i) the Master IT Services Agreement (as hereinafter defined);
(ii) the Amended and Restated Corporate Services Agreement between FNT and FIS;
(iii) the Intellectual Property Cross License Agreement between FNT and FIS;
(iv) the Trademark Assignment Agreement made by FNF Intellectual Property Holdings, Inc., a subsidiary of FNT, to and in favor of FIS
(v) the Amended and Restated OTS and OTS GOLD Software License Agreement between Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;
(vi) the Amended and Restated SIMON Software License Agreement between Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;
(vii) the Amended and Restated TEAM Software License Agreement between Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;
(viii) the Amended and Restated SoftPro Software License Agreement between Fidelity National Information Solutions, Inc. and FNT;
(ix) the eLender Services Agreement, among FNT, FIS, LSI Title Company and Rocky Mountain Support Services, Inc. regarding “eLender Solutions” and LSI;
(x) the Amended and Restated TitlePoint Software Development and Property Allocation Agreement between Rocky Mountain Support Services, Inc. and Property Insight, LLC;
(xi) the Title Plant Maintenance Agreement dated as of March 4, 2005 by and among Rocky Mountain Support Services, Inc., Security Union Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company;
(xii) the Amended and Restated Master Title Plant Access Agreement between Property Insight, LLC and Rocky Mountain Support Services, Inc.;
(xiii) the Title Plant Management Agreement dated as of May 17, 2005 between Property Insight, LLC and Ticor Title Insurance Company of Florida;
(xiv) the Amended and Restated Title Plant Master Services Agreement between Rocky Mountain Support Services, Inc. and Property Insight, LLC;
(xv) the Amended and Restated Starters Repository Access Agreement between FNT and Fidelity National Information Services, LLC;
(xvi) the Amended and Restated Back Plant Repository Access Agreement between FNT and Fidelity National Information Services, LLC;
(xvii) the Amended and Restated Lease Agreement between Fidelity Information Services, Inc. and FNT;
(xviii) the SubLease Agreement between FNT and Fidelity Information Services, Inc.;

(xix) the Property Management Agreement between FNT and Fidelity Information Services, Inc.;
(xx) the Telecommunications Services Agreement between FNT and Fidelity Information Services, Inc.; and
(xxi) any other agreement that would fall within the definition of “Intercompany Agreements” in the FIS Merger Agreement, as amended and as may hereafter be amended from time to time.
(h)	“Master IT Services Agreement” means the Master Information Technology Agreement dated as of February 1, 2006 by and between FNT and Fidelity Information Services, Inc., a subsidiary of FIS.

(i)	“Party” has the meaning set forth in the preamble.

(j)	“Person” means (i) for all Sections of this Agreement, except in the context of “Sale of FIS”, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency, or political subdivision thereof and (ii) for “Sale of FIS”, the meaning set forth in the definition for “Sale of FIS.”

(k)	“Sale of FIS” means an acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof (“Person”)) of Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act (“Beneficial Ownership”)) of 50% or more of either the then outstanding shares of FIS common stock or the combined voting power of the then outstanding voting securities of FIS entitled to vote generally in the election of directors; excluding, however, the following: (A) any acquisition directly from FIS, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from FIS or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by FIS or a member of the FIS Group.

(l)	“Subsidiary” means, with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

(m)	“Unauthorized Access” has the meaning set forth in Section 7.
2. Grant of License to Use Certain FNT Marks
(a)	Grant of License. Subject to the terms, conditions and limitations contained herein, FNT hereby grants to FIS for the term of this Agreement a non-exclusive, worldwide, revocable, royalty-free license, to use, display and reproduce (i) the name “Fidelity National Financial” and (ii) FNT’s “house” logo (collectively, the “FNT Marks”), terminable as provided in Section 9.

(b)	License Restrictions and Limitations. The Parties acknowledge that the purpose of the license granted hereunder is intended only to permit FIS’s use of the FNT Marks during the transition period immediately after the consummation of the transactions contemplated by the Merger, so that FIS can undertake an orderly changeover from use of the FNT Marks to use of marks, logos and other intellectual property owned by FIS (or by Persons other than FNT). As a result, during the term of this Agreement, FIS’s use of the FNT Marks is limited to incidental, non-substantive use, such as use by FIS of previously-available corporate materials, stationary, bags, umbrellas, shirts and other corporate memorabilia and paraphernalia bearing the “Fidelity National Financial” name and/or the “house” logo. In no event shall (i) FIS create, reproduce or arrange for the creation or reproduction of any of the FNT Marks, or (ii) FIS use the FNT Marks in any advertising or marketing materials. FIS shall use its commercially reasonable efforts to terminate its use of the FNT Marks as soon as reasonably possible, provided that FIS shall not be obligated to expend monies to revise or reprint corporate incidentals that bear any of the FNT Marks, such as corporate shirts, coasters, bags, etc.

(c)	Quality Control. FIS and each sublicensee of an FNT Mark hereunder shall assure that the nature and quality of products and services that use any of the FNT Marks will meet or exceed all applicable governmental and regulatory standards and requirements and initially shall be of a high quality consistent with the quality of the products and services of FNT prior to the date hereof. FNT may from time to time request, and FIS agrees to reasonably provide, samples of materials and other information regarding FIS’s use of the FNT Marks, which samples shall be used only for the purpose of verifying FIS’s compliance with quality control. The Parties shall mutually agree upon and comply with other guidelines for reasonable usage of the FNT Marks. All goodwill arising from its use of the FNT Marks shall inure solely to the benefit of FNT, and neither during, nor after, termination of this Agreement shall FIS or any sublicensee assert any claim to such goodwill. Additionally, FIS, for itself and for each of its sublicensees, agrees not to take any action that would be detrimental to the goodwill associated with the FNT Marks.

If FNT shall give written notice to FIS of its material failure (or the material failure of any of its sublicensees) to maintain or observe the requisite quality controls set forth above and if, within sixty (60) days of FIS’s receipt of such notice, (i) the failure has not been cured or (ii) a reasonable plan of cure has not been presented by FIS to FNT, and FIS (or sublicensee) has not begun to implement such plan, then FNT may suspend all rights for use of the FNT Marks by FIS or sublicensee until such time as such failure is cured. If a plan of cure is implemented and has not resulted in a cure within six (6) months of notice of material failure, the license of the FNT Marks to such user shall terminate. If a license is so terminated, FIS may not issue a new sublicense for any FNT Mark to such sublicensee without prior written consent of FNT.

(d)	Sublicense Limitations. The license granted by FNT to FIS hereunder is subject to the right of sublicense (without further consent from FNT) in accordance with the following limitations:
(i) Sublicenses may be granted hereunder by FIS solely to members of the FIS Group, effective upon written notice to FNT, which notice discloses the name and address of the sublicensee. Notwithstanding the forgoing, FIS shall not grant sublicenses, directly or indirectly, of the FNT Marks to a Competitor of FNT or any FNT Subsidiary.
(ii) In the event that FIS sublicenses to a sublicensee, FIS agrees to impose on each of its sublicensees obligations to comply with the terms of this Agreement, including without limitation, obligations regarding confidentiality and shall not permit any sublicensee to grant further sublicenses without the prior written approval of FNT.
(iii) FIS (A) shall be and remain liable to FNT for each sublicensee and any breach of the terms of the applicable sublicense and this Agreement and (B) shall use its commercially reasonable best efforts to minimize any damage (current and prospective) done to FNT as a result of any such breach.
(e)	Inconsistency with Intercompany Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and any other Intercompany Agreement concerning or implicating the licensing of the FNT Marks, the terms of this Agreement will govern.
3. Copies; Alternations and Variations. In addition to any copies that FIS or its sublicensee may make as otherwise permitted hereunder, FIS or its sublicensee may make such number of copies of the FNT Marks as reasonably deemed necessary by it for backup or disaster recovery. FIS shall not remove, obscure or materially vary (or permit its sublicensees to remove, obscure or materially vary) any of the FNT Marks. Copies of the FNT Marks shall be subject to the terms and conditions of this Agreement.
4. Ownership. For clarification purposes, all FNT Marks shall at all times be exclusively owned, as between the Parties, by FNT, and the entities within the FIS Group shall have no rights, title or interest therein, other than the rights set forth in this Agreement. Nothing contained herein shall preclude or limit FNT’s ability to sell or otherwise encumber, or cause to sell or be encumbered, either of the FNT Marks, subject, however, to the license granted hereunder.
5. Enforcement; Infringement. Each Party will notify the other Party promptly of any acts of infringement or unfair competition with respect to any of the FNT Marks of which a Party or any sublicensee of that Party becomes aware or obtains actual knowledge alleging in writing that the FNT Marks or its use infringes the rights of a third party or constitutes unfair competition. In such event, the Parties will cooperate and cause their applicable sublicensees to cooperate, at each Party’s own expense, with the other Party to defend or prosecute the claim. All costs and expenses of defending or prosecuting any such action or proceeding, together with any recovery therefrom, will be borne by and accrue to the applicable Party or sublicensee that is party to the action or proceeding.
6. Limitations
(a)	No Warranty. EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, ANY LICENSE GRANTED HEREUNDER IS “AS IS”; FNT (NOR ANY PERSON WITHIN THE FNT GROUP), NOR ANY OF ITS OFFICERS, DIRECTORS EMPLOYEES OR AGENTS MAKES ANY REPRESENTATION OR WARRANTY, EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, WITH RESPECT TO THE LICENSE

GRANTED HEREUNDER, INCLUDING ANY REPRESENTATION AS TO: (i) A PARTY’S RIGHT TO GRANT LICENSES, (ii) THE SCOPE OF FNT MARKS FOR ANY SPECIFIC GOODS OR SERVICES, OR (iii) THE TITLE OF THE FNT MARKS OR ABSENCE OF ANY THIRD PARTY INFRINGEMENT OF SUCH FNT MARKS. FNT DOES NOT UNDERTAKE ANY COMMITMENT TO MAINTAIN OR DEFEND ITS RIGHTS IN ANY OF THE FNT MARKS.
(b)	No Damages. IN NO EVENT WILL ANY PARTY HEREUNDER BE LIABLE TO THE OTHER PARTY HEREUNDER FOR DAMAGES IN THE FORM OF SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, LOST PROFITS, LOST SAVINGS, LOSS OF BUSINESS, DATA, GOODWILL OR OTHERWISE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
7. Unauthorized Use. FIS shall and shall cause its sublicensees to: (1) notify FNT promptly of any unauthorized possession, use, or knowledge of the FNT Marks by any Person which shall become known to it or any attempt to use or acquire knowledge of any FNT Marks without authorization (collectively, “Unauthorized Access"), (2) promptly furnish to FNT full details of the Unauthorized Access and use reasonable efforts to assist FNT in investigating or preventing the reoccurrence of any Unauthorized Access, (3) cooperate with FNT in any litigation and investigation against third parties deemed necessary by FNT to protect its proprietary rights, and (4) promptly take affirmative action to prevent a reoccurrence of any such Unauthorized Access.
8. Dispute Resolution
(a)	Amicable Resolution. The Parties mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement (including, without limitation, any use of the FNT Marks), then the Dispute, upon written request of either Party, will be referred for resolution to the General Counsels of the Parties, which General Counsels will have ten (10) days to resolve such Dispute.

(b)	Mediation. In the event any Dispute cannot be resolved in a friendly manner as set forth in Section 8(a), the Parties intend that such Dispute be resolved by mediation. If the General Counsels of the Parties are unable to resolve the Dispute as contemplated by Section 8(a), either Party may demand mediation of the Dispute by written notice to the other in which case the two Parties will select a single mediator within ten (10) days after the demand. Neither Party may unreasonably withhold consent to the selection of the mediator. Each Party will bear its own costs of mediation but both Parties will share the costs of the mediator equally.

(c)	Arbitration. In the event that the Dispute is not resolved pursuant to Section 8(a) or through mediation pursuant to Section 8(b), the latter within thirty (30) days of the submission of the Dispute to mediation, either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 8(c). All Disputes submitted to arbitration pursuant to this Section 8(c) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the Arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by the Parties. If the Parties fail to agree on an arbitrator thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of any Party to the dispute or difference, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by any Party to the Dispute in any court having jurisdiction over the subject matter or over any of the Parties. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys’ fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

(d)	Non-Exclusive Remedy. FNT and FIS acknowledge and agree that money damages would not be a sufficient remedy for any breach of this Agreement by FIS or misuse of the FNT Marks by FIS. Accordingly, nothing in this Section 8 will prevent FNT from immediately seeking injunctive or interim relief in the event (A) of any actual or threatened breach of any provisions of this Agreement or (B) that the Dispute relates to, or involves a claim of, actual or threatened infringement of any of the FNT Marks. All actions for such injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 10(g). Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement.

(e)	Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement, the Parties, but none of their respective Subsidiaries, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 8 or otherwise, and each Party will cause its respective Subsidiaries not to commence any dispute resolution procedure other than through such Party as provided in this Section 8.

(f)	Covenant Not to Sue. Notwithstanding the provisions of this Section 8, FNT hereby agrees that until the earlier of (i) the first anniversary following the date on which William P. Foley, II is no longer the Executive Chairman of FIS and FNT, or (ii) the fifth anniversary of the closing of the Merger, FNT will not commence any action in any court of law or equity in any jurisdiction against FIS or any member of the FIS Group for improper incidental use of the FNT Marks; provided however, that this shall not preclude FNT from commencing legal action (the form and substance of which shall be in the sole discretion of FNT) in the event that FIS or any sublicense of FIS uses any FNT Mark in any advertising, marketing or other material commercial manner.
9. Term and Termination
(a)	Term. This license granted under this Agreement shall expire and be of no further force or effect on the first anniversary of the Effective Date (the “Expiration Date”).

(b)	Termination as a result of Disaffiliation. In the event of a Sale of FIS, then the license granted under Section 2 shall terminate, subject to the transition period described in Section 9(d). If a member of the FIS Group ceases to be a member of the FIS Group, then (x) this all sublicenses from FIS to such member granted pursuant to FIS’s rights under Section 2 shall terminate, subject to the transition period described in Section 9(d).

(c)	Termination for Insolvency. In the event that:
(i) FIS or, if applicable, an FIS Subsidiary to which a sublicense hereunder has been granted, shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
(ii) FIS or, if applicable, an FIS Subsidiary to which a sublicense hereunder has been granted, shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any corporate, partnership or other action for the purpose of effecting any of the foregoing; or
(iii) a proceeding or case shall be commenced, without the application or consent of FIS or, if applicable, an FIS subsidiary to which a sublicense hereunder has been granted, in any court of competent jurisdiction, seeking (1) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts under the Bankruptcy Code, (2) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such party, or, if applicable, of such subsidiary, or of all or any substantial part of its property or assets under the Bankruptcy Code or (3) similar relief in respect of such party or, if applicable, such subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days or more days; or
(iv) an order for relief against FIS shall be entered in an involuntary case under the Bankruptcy Code, which shall continue in effect for a period of sixty (60) days or more;
then FNT may, by giving notice thereof to FIS, exercise any termination right, and such termination shall become effective as of the date specified in such termination notice; provided that where the conditions of this Section 9(c) are met only as to an FIS Subsidiary to which a sublicense hereunder has been granted, then FNT’s rights of termination are limited only to such FIS Subsidiary.
(d)	Transition Upon Termination. Upon any termination or expiration of any licenses or sublicenses for the FNT Marks granted under this Agreement, FIS shall, and shall cause its applicable sublicensees to, promptly cease all use of the applicable FNT Marks; provided that in the event of such termination by reason of a Sale of FIS, then FNT shall provide written notice to FIS of the termination of all licenses and sublicenses of FNT Marks hereunder, with such termination to be effective at the end of a transition period of three (3) months from the date of such notice (but not later than the Expiration Date), and upon such termination, FIS shall have ceased and shall have caused its sublicensees to cease, all use of the applicable FNT Marks.

(e)	Abandonment. If FNT or a transferee intends to abandon all use of all marks containing the word “Fidelity,” FNT or such transferee shall provide written notice to FIS of its intention to abandon such marks and FIS will have a right to make an offer for the assignment of such marks and FNT will negotiate in good faith, solely with FIS, for the subsequent thirty (30) days, to conclude a mutually satisfactory transaction with respect to such assignment. If, at any time after providing such notice of its intention to abandon such marks, FNT or a transferee proposes to assign such marks, or any significant subset thereof, to a Person not affiliated with FNT or such transferee, FIS shall be extended a right of first refusal to acquire any transferable rights that FNT may have in such marks, which right shall be for a thirty (30) day period from the date of receipt of written notice of such proposal to assign such marks. If prior to expiration of the 30 day period, FIS has not provided written notice to FNT of its agreement to exercise such right, FNT or a transferee may offer or assign such Marks to any other Person.

(f)	Survival. The terms of Sections 4, 6, 8, 9(d), 9(f), and 10 shall survive termination of this Agreement or any licenses or sublicenses granted hereunder.
10. Miscellaneous Provisions
(a)	Notices. Except as otherwise provided under this Agreement, all notices, demands or requests which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next business day if sent by overnight courier, and addressed as set forth below:

If to FNT, to:
Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: General Counsel
If to FIS, to:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: General Counsel
The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Section 10(a).
(b)	Relationship of the Parties. It is expressly understood and agreed that FNT and FIS are not partners or joint venturers, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to rights granted herein. With respect to this Agreement, neither Party is an agent of the other nor has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

(c)	Employees. As between the Parties, each Party shall be responsible for payment of compensation to its employees those of its subsidiaries, for any injury to them in the course of their employment, and for withholding or payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

(d)	Assignment. Neither Party may assign, transfer or convey any right, obligation or duty, under this Agreement (other than those rights as between the Parties explicitly set forth herein) without the prior written consent of the other Party.

(e)	Severability. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

(f)	Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and their affiliates and not for any other Person. However, should any third party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

(g)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to such State’s laws and principles regarding the conflict of laws. Subject to Section 8, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

(h)	Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document. The Parties may elect to rely upon facsimile signatures but shall promptly, at the request of either Party at any time prior to the first anniversary hereof, distribute to the other pages bearing holographic signatures in all respects identical to those distributed by facsimile.

(i)	Construction. The headings and numbering of articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions. The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The inclusion of a matter or item in any Schedule to this Agreement shall not, for any purpose of this Agreement, be deemed to be the inclusion of such matter or item on any other Schedule to this Agreement.

(j)	Entire Agreement. This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof including any earlier license of the FNT Marks.

(k)	Amendments and Waivers. The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

(l)	Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

(m)	Title 11. The licenses to the FNT Marks granted hereunder are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”) and to the fullest extent permitted by law, licenses of rights to “intellectual property” as defined in Title 11. All Parties agree that the licensee of any rights under this Agreement shall retain and may fully exercise all of its applicable rights and elections under Title 11.

(n)	UN Convention Disclaimed. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

(o)	Effectiveness. Notwithstanding the date hereof, this Agreement shall become effective as of the date and time that the Closing, as defined in the Distribution Agreement, occurs and the transactions contemplated thereby are consummated.
[signature page to follow]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FIDELITY NATIONAL TITLE GROUP, INC.

By	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By	/s/ Michael L. Gravelle
Michael L. Gravelle
Executive Vice President — Legal

Transition License Agreement
Schedule 1 – FNT Competitors
1.	The First American Corporation

2.	Land America Financial Group, Inc.

3.	Stewart Information Services Corp.

1

Transition License Agreement
Schedule 2 – FIS Competitors
1.	Accenture Corp.

2.	Fiserv Corporation

3.	International Business Machines

4.	First Data Corporation

2